EXHIBIT 21

                      SUBSIDIARIES OF KEEBLER FOODS COMPANY

                                                                   STATE OF
                     COMPANY                                     INCORPORATION
                     -------                                     -------------

WHOLLY-OWNED SUBSIDIARIES OF KEEBLER FOODS COMPANY

       1.  Keebler Leasing Corp.                                    Delaware
       2.  Keebler Company                                          Delaware
       3.  Shaffer, Clarke & Co., Inc.                              Delaware
       4.  Johnston's Ready-Crust Company                           Delaware
       5.  Bake-Line Products, Inc.                                 Illinois
       6.  Keebler Funding Corporation                              Delaware


WHOLLY-OWNED SUBSIDIARIES OF KEEBLER COMPANY

       1.  Steamboat Corporation                                    Georgia
       2.  Illinois Baking Corporation                              Delaware
       3.  Keebler Cookie & Cracker Company                          Nevada
       4.  Hollow Tree Company, L.L.C.                              Delaware
       5.  Keebler Co/Puerto Rico, Inc.                             Delaware
       6.  Keebler H.C., Inc.                                       Illinois
       7.  Keebler-Georgia, Inc.                                    Georgia
       8.  Keebler Foreign Sales Corporation                     Virgin Islands
       9.  Hollow Tree Financial Company, L.L.C.                    Delaware
       10. Godfrey Transport, Inc.                                  Delaware
       11. Elfin Equity Co., L.L.C.                                 Delaware
       12. Bishop Baking Company, Inc.                              Delaware
       13. Famous Amos Chocolate Chip Cookie Company, L.L.C.        Delaware
       14. Mother's Cookie Company, L.L.C.                          Delaware
       15. Murray Biscuit Company, L.L.C.                           Delaware
       16. Barbara Dee Cookie Company, L.L.C.                       Delaware
       17. Little Brownie Bakers, L.L.C.                            Delaware
       18. President Baking Company, L.L.C.                         Delaware
       19. Sunny Cookie Company, L.L.C.                             Delaware
       20. Sunshine Biscuits, L.L.C.                                Delaware


INDIRECTLY OWNED SUBSIDIARIES OF KEEBLER FOODS COMPANY

       1.  Keebler Assets Company (a)                               Delaware

       (a) 34% of the limited liability company interests are owned by Keebler Company, 33% of the limited liability company interests are owned by Keebler-Georgia, Inc. and 33% of the limited liability company interests are owned by Keebler Leasing Corp.